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Exhibit 23.2

CONSENT OF RYDER SCOTT

        We hereby consent to the incorporation by reference of our report dated January 18, 2018 and filed as exhibit 99.1 to the Annual Report on Form 10-K for the year ended December 31, 2017 (the "Annual Report") of ECA Marcellus Trust I (the "Trust") into the Registration Statement of the Trust on Form S-3 (Registration No. 333-185396) and to the references to our firm in the Annual Report.

/s/ Ryder Scott Company Ryder Scott Company

Denver, Colorado
March 20, 2018

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  Exhibit 23.2
CONSENT OF RYDER SCOTT